Exhibit 3.1

Amendment to Amended and Restated By-Laws of Hasbro, Inc.
The amendment (A) deletes the existing Section 2.10 of the Hasbro, Inc. By-Laws (the "By-Laws") and replaces it in its entirety with the text set forth below and (B) updates the reference in Section 10.1 to "Title 7-1.1-4.1 of the Rhode Island Business Corporation Act, as the same may be amended from time to time," so that it now reads "Rhode Island General Laws Section 7-1.2-814, as the same may be amended from time to time" and the amended Section 10.1 now reads in its entirety as is set forth below.

"Section 2.10.  Nomination of Directors.

(a)            Except as otherwise expressly provided in the Articles of Incorporation or pursuant to applicable law, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof); (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of notice provided for in this Section 2.10 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice‑procedure set forth in this Section 2.10; or (c) by a shareholder or group of shareholders of the Corporation who comply with the notice and other requirements set forth in paragraph (d) of this Section 2.10.

(b)            In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (as more fully described below). To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the one year anniversary date of the immediately preceding annual meeting of shareholders; provided that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the later of (x) the ninetieth (90th) day prior to the date of such annual meeting or (y) the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.  In no event shall the public announcement of an adjournment or postponement of a scheduled meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

(c)            To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series or number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require that any proposed nominee furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. Such written notice from the nominating shareholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected.

(d)            Proxy Access.  The Corporation shall include in its proxy statement (including its form of proxy) for any annual meeting of shareholders the name of any shareholder nominee for election to the Board of Directors submitted pursuant to this paragraph (d) of Section 2.10 (each a "Shareholder Nominee") provided (i) timely written notice of such Shareholder Nominee satisfying this paragraph (d) of Section 2.10 is delivered to the Secretary of the Corporation by or on behalf of a shareholder or shareholders that, at the time the notice is delivered, satisfy the ownership and other requirements of this paragraph (d) of Section 2.10 (such shareholder or shareholders, and any person on whose behalf they are acting, the "Eligible Shareholder"), (ii) the Eligible Shareholder expressly elects in writing at the time of providing the notice required by this paragraph (d) of Section 2.10 to have its nominee included in the Corporation's proxy statement pursuant to this paragraph (d) of Section 2.10, and (iii) the Eligible Shareholder and the Shareholder Nominee otherwise satisfy the requirements of this Section 2.10.

To be timely, an Eligible Shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the one year anniversary date of the immediately preceding annual meeting of shareholders; provided that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the later of (x) the ninetieth (90th) day prior to the date of such annual meeting or (y) the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.  In no event shall the public announcement of an adjournment or postponement of a scheduled meeting of shareholders commence a new time period (or extend any time period) for the giving of an Eligible Shareholder's notice as described above.

In addition to including the name of the Shareholder Nominee in the Corporation's proxy statement for the annual meeting, the Corporation also shall include (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation's proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) if the Eligible Shareholder so elects, a Statement (defined below) (collectively, the "Required Information").  Nothing in this paragraph (d) of Section 2.10 shall limit the Corporation's ability to solicit against and include in its proxy statement its own statements relating to any Shareholder Nominee.

The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation's proxy statement pursuant to this paragraph (d) of Section 2.10 but either are subsequently withdrawn or that the Board of Directors decides to nominate (each a "Board Nominee")) appearing in the Corporation's proxy statement with respect to a meeting of shareholders shall not exceed the greater of (i) two (2) or (ii)  20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this paragraph (d) of Section 2.10 (the "Final Proxy Access Nomination Date") or, if such amount is not a whole number, the closest whole number below 20% (the "Permitted Number").

In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this paragraph (d) of Section 2.10 exceeds the Permitted Number, each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the Corporation's proxy statement until the Permitted Number is reached, going in the order of the amount (largest to smallest) of shares of the Corporation's capital stock each Eligible Shareholder disclosed as owned in the original written notice of the nomination submitted to the Corporation.  If the Permitted Number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

An Eligible Shareholder must have owned (as defined below) continuously for at least three (3) years a number of shares that represents 3% or more of the total voting power of the Corporation's outstanding shares of capital stock entitled to vote on the election of directors (the "Required Shares") as of both the date the written notice of the nomination is delivered to or mailed and received by the Corporation in accordance with this paragraph (d) of Section 2.10 and the record date for determining shareholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date.  For purposes of satisfying the ownership requirement under this paragraph (d) of Section 2.10, the shares of the Corporation's capital stock owned by one or more shareholders, or by the person or persons who own shares of the Corporation's capital stock and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty (20), and a group of funds under common management and investment control shall be treated as one shareholder or person for this purpose.  With respect to any one particular annual meeting, no person may be a member of more than one group of persons constituting an Eligible Shareholder under this paragraph (d) of Section 2.10.

For purposes of this paragraph (d) of Section 2.10, a person shall be deemed to "own" only those outstanding shares of the Corporation's capital stock as to which the person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation's capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person's or affiliates' full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate.

A person shall "own" shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  A person's ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on three (3) business days' notice or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person.

Whether outstanding shares of the Corporation's capital stock are "owned" for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its shareholders.  For purposes of this paragraph (d) of Section 2.10, the term "affiliate" shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.  The terms "owned," "owning" and other variations of the word "own" shall have correlative meanings.

The Eligible Shareholder must provide with its timely notice of nomination the following information in writing to the Secretary: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3) year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Shareholder's agreement to provide, (A) within five (5) business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder's continuous ownership of the Required Shares through the record date, and (B) immediate notice if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of shareholders; (ii) documentation satisfactory to the Corporation demonstrating that a group of funds treated as one shareholder for purposes of this Section 2.10 are under common management and investment control; (iii) a representation that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder hereunder): (A) intends to continue to own the Required Shares through the date of the annual meeting; (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent; (C) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Shareholder Nominee being nominated pursuant to this paragraph (d) of Section 2.10; (D) has not engaged and will not engage in, and has not and will not be, a "participant" in another person's "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee or a Board Nominee; (E) will not distribute to any shareholder any form of proxy for the meeting other than the form distributed by the Corporation; and (F) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (iv) the written consent of each Shareholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected; (v) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (vi) in the case of a nomination by a group of persons that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (vii) an undertaking that the Eligible Shareholder agrees to: (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder's communications with the Corporation's shareholders or out of the information that the Eligible Shareholder provided to the Corporation; (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the nomination and/or election process for any Shareholder Nominee submitted by the Eligible Shareholder pursuant to this paragraph (d) of Section 2.10; (C) file with the SEC any solicitation or other communication with the Corporation's shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act; and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting.

The Eligible Shareholder may include with its timely notice of a nomination, a written statement for inclusion in the Corporation's proxy statement for the meeting, not to exceed 500 words, in support of the Shareholder Nominee's candidacy (the "Statement").  Notwithstanding anything to the contrary contained in this Article II, the Corporation may omit from its proxy statement any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.

At the request of the Corporation, each Shareholder Nominee must: (i) provide within five (5) business days of receipt of the Corporation's request an executed agreement, in a form deemed satisfactory to the Corporation, that: (A) the Shareholder Nominee has read and agrees to adhere to the Corporation's Governance Principles and any other Corporation policies and guidelines applicable to directors including with regard to securities trading; and (B) the Shareholder Nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation, or any agreement, arrangement or understanding with any person or entity as to how the Shareholder Nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the Corporation; (ii) submit all completed and signed questionnaires required of the Board of Directors within five (5) business days of receipt of each such questionnaire from the Corporation; and (iii) provide within five (5) business days of receipt of the Corporation's request such additional information as the Corporation determines may be necessary to permit the Corporation to determine: (A) if such Shareholder Nominee is independent under the listing standards of each principal U.S. exchange upon which the capital stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation's directors; (B) if such Shareholder Nominee has any direct or indirect relationship with the Corporation; and (C) if such Shareholder Nominee is not and has not been subject to (1) any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission or (2) any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended.

In the event that any information or communications provided by the Eligible Shareholder or Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct.

The Corporation shall not be required to include, pursuant to this paragraph (d) of Section 2.10, a Shareholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation): (i) if the Eligible Shareholder has nominated for election to the Board of Directors at the annual meeting any person (other than the Shareholder Nominee) pursuant to this Section 2.10 and does not expressly elect at the time of providing the notice to have its nominee included in the Corporation's proxy statement pursuant to this paragraph (d) of Section 2.10; (ii) if the Eligible Shareholder has or is engaged in, or has been or is a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee or a Board Nominee; (iii) who is not independent under the applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation's directors, as determined by the Board of Directors; (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Articles of Incorporation, the listing standards of the principal exchange upon which the Corporation's capital stock is traded, or any applicable state or federal law, rule or regulation; (v) if the Shareholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation, or any agreement, arrangement or understanding with any person or entity as to how the Shareholder Nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the Corporation; (vi) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended; (vii) whose then-current or within the preceding ten (10) years' business or personal interests place such Shareholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Shareholder Nominee to violate any fiduciary duties of directors established pursuant to Rhode Island law, including but not limited to the duty of loyalty and duty of care, as determined by the Board of Directors; (viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; (ix) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or (x) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors.

Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Shareholder Nominee and/or the applicable Eligible Shareholder shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to this paragraph (d) of Section 2.10, as determined by the Board of Directors or the person presiding at the meeting or (ii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this paragraph (d) of Section 2.10.

Any Shareholder Nominee who is included in the Corporation's proxy statement for a particular meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the meeting or (ii) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the Shareholder Nominee's election, shall be ineligible to be included in the Corporation's proxy statement as a Shareholder Nominee pursuant to this paragraph (d) of Section 2.10 for the next two (2) annual meetings of shareholders following the meeting for which the Shareholder Nominee has been nominated for election.

(e)            Except as otherwise expressly provided in the Articles of Incorporation or pursuant to applicable law, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded."

"Section 10.1.  Without limiting the provisions of Section 10.2, each person who at any time serves or shall have served as a director or officer of the Corporation or who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a member of any committee of the Board of Directors or as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan shall be indemnified to the full extent permitted by Rhode Island General Laws Section 7-1.2-814, as the same may be amended from time to time."